As filed with the Securities and Exchange Commission on January 20, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Jet.AI Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-2971741
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10845 Griffith Peak Dr., Suite 200

Las Vegas, Nevada 89135

702-747-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Winston

Interim Chief Executive Officer

Jet.AI Inc.

10845 Griffith Peak Dr., Suite 200

Las Vegas, Nevada 89135

702-747-4000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Kate L. Bechen

Hallie D. Heath

Dykema Gossett PLLC

111 E. Kilbourn Ave., Suite 1050

Milwaukee, WI 53202

(414) 488-7300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-281578

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), Jet.AI Inc. (the “Company”) is filing this Registration Statement on Form S-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-281578) (as amended, the “Prior Registration Statement”), which was declared effective by the Commission on September 9, 2024.

The Company is filing this Registration Statement for the sole purpose of increasing the aggregate amount of securities offered by the Company by a proposed additional aggregate offering price of $5,843,876. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement, including all information incorporated by reference therein, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

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EXHIBIT INDEX

The following exhibits are filed with this Registration Statement.

Exhibit Number	Description
5.1	Opinion of Dykema Gossett PLLC.
23.1	Consent of Hacker Johnson & Smith PA, independent registered public accounting firm for Jet.AI Inc.
23.2	Consent of Dykema Gossett PLLC (included in Exhibit 5.1).
24.1	Power of Attorney (reference is made to the signature page of this Registration Statement).
107	Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on January 20, 2026.

JET.AI INC.

By:	/s/ Michael Winston
Michael Winston
Executive Chairman and Interim Chief Executive Officer
(Principal Executive Officer)

Each person whose signature appears below appoints Michael Winston and George Murnane, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Winston	Executive Chairman and Interim Chief Executive Officer	January 20, 2026
Michael Winston	(Principal Executive Officer)

/s/ George Murnane	Interim Chief Financial Officer and Director	January 20, 2026
George Murnane	(Principal Financial Officer, Principal Accounting Officer)

/s/ William Yankus	Director	January 20, 2026
William Yankus

/s/ Wrendon Timothy	Director	January 20, 2026
Wrendon Timothy

/s/ Lt. Col. Ran David	Director	January 20, 2026
Lt. Col. Ran David

/s/ Donald Jeffrey Woods	Director	January 20, 2026
Donald Jeffrey Woods

/s/ Ehud Talmor	Director	January 20, 2026
Ehud Talmor

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